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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-95630, No. 333-04192, and No. 333-04190 of MiniMed Inc. on Form S-8 of
our report dated March 5, 1999 (except for Note 15 as to which the date is April 1, 1999), appearing in this Annual Report on Form 10-K of MiniMed, Inc. for the year ended January 1, 1999.

Our audits of the financial statements referred to in our aforementioned report also include the financial statement schedule of MiniMed Inc., listed in Item
14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/  DELOITTE & TOUCHE, LLP
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Los Angeles, California
April 1, 1999